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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements 33-89962, 333-20151 and 333-30235 of Stuart Entertainment, Inc. on Form S-8 of our report dated March 30, 1999, appearing in this Annual Report on Form 10-K of Stuart Entertainment, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 13, 1999